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EXHIBIT 16.1


James E. Scheifley & Associates, P.C.
Certified Public Accountants
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November 30, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: Environmental Solutions Worldwide, Inc. (formerly BBC Stock Market, Inc.)

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's statement made in Item 14 of its Registration Statement on Form 10 filed on November 18, 1999.

(2) We agree with the statement.

Sincerely,

/s/ James E. Scheifley
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James E. Scheifley Associates, P.C.




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